                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT is made and entered into effective as of January 2, 1997 by and between BridgeStreet International Inc, a Delaware corporation ("BridgeStreet"), and Mark D. Gagne, of Andover, Massachusetts (the "Executive").

        In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

        1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, BridgeStreet hereby offers and the Executive hereby accepts employment.

        2. TERM. Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term beginning January 2, 1997 and ending May 31, 2000. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof."

        3.      CAPACITY AND PERFORMANCE.

                (a) During the term hereof, the Executive shall serve as the Chief Financial Officer of BridgeStreet. In addition, and without further compensation, the Executive shall serve as a director and/or officer of BridgeStreet and/or one or more of BridgeStreet's Affiliates if so elected or appointed from time to time.

                (b) During the term hereof, the Executive shall be employed by BridgeStreet on a full-time basis. The Executive shall have all powers and duties consistent with his position, subject to the direction and control of BridgeStreet's Chief Executive Officer and Board of Directors (the "Board"), and shall perform such other duties and responsibilities on behalf of BridgeStreet and its Affiliates as may reasonably be designated from time to time by the Chief Executive Officer or the Board or its designees.

                (c) During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of BridgeStreet and its Affiliates and to the discharge of his duties and responsibilities hereunder. During the term hereof, the Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement without permission of the Board.

        4. COMPENSATION AND BENEFITS. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and of the obligations of the Executive, pursuant to this Agreement or otherwise:

                (a) BASE SALARY. During the term hereof, BridgeStreet shall pay the Executive a base salary at the rate of one hundred twenty-five thousand dollars ($125,000) per annum, payable in accordance with the payroll practices of BridgeStreet for its executives and subject to increase from time to time by the Board or the Compensation Committee of the Board, in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".

                (b) BONUS COMPENSATION. The Executive shall be entitled to participate in the bonus plan described on Exhibit A attached hereto which will entitle him to receive up to a maximum of forty percent (40%) of his Base Salary.

                (c) STOCK OPTIONS. Effective as of the pricing date of BridgeStreet's initial public offering (the "IPO"), and subject to the closing thereof, the Executive shall be granted stock options to purchase seventy-five thousand (75,000) shares of Common Stock of BridgeStreet at a price per share equal to the IPO price per share of BridgeStreet Common Stock. Such stock options shall be granted pursuant to, and shall be subject to the terms and conditions of, BridgeStreet's employee stock option plan or other equity incentive plan then in effect and the policies of the Board then in effect with regard to the grant of stock options and the terms hereof, but shall in all events provide as follows:

                        (i) The term of the stock options shall be for ten years (subject to earlier termination as set forth in the plan for merger and similar transactions).

                        (ii) The stock options shall become exercisable in equal installments on the first, second and third anniversaries of the date of the IPO provided that on each such date the Executive is employed by BridgeStreet.

                        (iii) In the event that the Company undergoes a Change in Control (as defined in Exhibit B attached hereto) all of the stock options shall become exercisable effective on the date of the Change in Control.



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                        (iv)    In the event BridgeStreet terminates the
                Executive's employment with BridgeStreet notwithstanding the terms of this Agreement, all of the stock options shall become exercisable and shall remain exercisable for a period of one year from the date of termination. In the event BridgeStreet terminates the Executive's employment with BridgeStreet for Cause (as hereinafter defined), all of the stock options exercisable by the Executive on the date of termination shall be exercisable for a period of three months from the date of termination and all other stock options shall terminate as of the date the Executive's employment terminates.

                        (v) In the event the Executive's employment with BridgeStreet terminates because of his death, all of the stock options shall become exercisable.

                (d) OTHER BENEFITS. During the term hereof, the Executive shall be entitled to receive medical insurance coverage and to participate in any and all employee benefit plans from time to time in effect for employees of BridgeStreet generally, except to the extent such plans are in a category of benefit (including without limitation bonus compensation) otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable BridgeStreet policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. BridgeStreet may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

                (e) BUSINESS EXPENSES. BridgeStreet shall pay or reimburse the Executive for all reasonable and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by BridgeStreet from time to time.

                (f) RELOCATION EXPENSES. BridgeStreet shall pay or reimburse the executive for all reasonable and necessary expenses incurred or paid by the Executive in relocating his principal residence from Andover, Massachusetts, to Hudson, Ohio, and described on Exhibit C attached hereto, subject to such reasonable substantiation and documentation as may be specified by BridgeStreet from time to time.





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                (g)     VACATION. The Executive shall be entitled to four fully
        paid weeks of vacation each year to be taken at such times as shall not unreasonably interfere with the Executive's employment obligations and responsibilities and BridgeStreet's reasonable requirements. The Executive's rights to vacations shall not cumulate from year to year.

        5.      TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of
Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

                (a) DEATH. In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In that event, BridgeStreet shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary, prorated through the date of his death.

                (b)     DISABILITY.

                        (i) BridgeStreet may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for ninety (90) consecutive days or for an aggregate of one hundred eighty (180) days during any period of three hundred sixty-five (365) consecutive calendar days.

                        (ii) The Board may designate another executive to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with
                Section 4(a) and benefits in accordance with Section 4(d), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any disability income plan (if one is provided by BridgeStreet) or until the termination of his employment, whichever shall first occur.

                        (iii) While receiving disability income payments under BridgeStreet's disability income plan, if any, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in BridgeStreet benefit plans in accordance with Section 4(d) and the terms of such plans, to the extent permitted by such plans, until the termination of his employment.

                        (iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of BridgeStreet shall, submit to a medical examination by a physician selected by BridgeStreet to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, BridgeStreet's determination of the issue shall be binding on the Executive.

        (c) BY BRIDGESTREET FOR CAUSE. BridgeStreet may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:

                (i) The Executive's repeated failure to perform (other than by reason of disability), or gross negligence in the performance of, his material duties and responsibilities hereunder and the continuance of such failure or negligence for a period of thirty
                (30) days after notice to the Executive;

                (ii) Material breach by the Executive of any provision of this Agreement or any other written agreement between the Executive and BridgeStreet or any of its Affiliates;

                (iii) Other conduct by the Executive that involves a material violation of law or breach of fiduciary obligation on the part of the Executive or is otherwise materially harmful to the business, interests, reputation or prospects of BridgeStreet or any of its Affiliates.





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        Upon the giving of notice of termination of the Executive's employment hereunder for Cause, BridgeStreet shall not have any further obligation or liability to the Executive, other than for Base Salary earned and unpaid at the date of termination and except as provided below:

                        (A) BridgeStreet shall continue to pay to the Executive his Base Salary as of the date of termination for a period of three months.

                        (B) BridgeStreet shall pay to the Executive a pro rata portion of his bonus, if any, contemplated by Section 4(b) for the calendar year in which his employment was terminated based upon the number of days in the year elapsed prior to termination.

                        (C) BridgeStreet shall continue to provide Executive with the medical insurance coverage contemplated by Section 4(d) for a period of six months.

                (d) CHANGE OF CONTROL. The Executive may terminate his employment hereunder at any time during the three-month period beginning three months after a Change of Control has occurred by written notice given to BridgeStreet. In the event of such termination:

                        (i) BridgeStreet shall continue to pay to the Executive his Base Salary as of the date of the Change of Control for twelve months from the date of termination.

                        (ii) BridgeStreet shall pay to the Executive a pro rata portion of his bonus, if any, contemplated by Section 4(b) for the calendar year in which his employment terminated based upon the number of days in the year elapsed prior to termination.

                        (iii) BridgeStreet shall continue to provide Executive with the medical insurance coverage contemplated by Section 4(d) for twelve months from the date of termination.

        6. EFFECT OF TERMINATION. The provisions of this Section 6 shall apply to termination due to the expiration of the term, pursuant to Section 5 or otherwise, except as otherwise provided in Section 5.



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


                (a) Except as otherwise provided in paragraph (d), payment by BridgeStreet of any Base Salary and contributions to the cost of the Executive's continued participation in BridgeStreet's group health and dental plans, if any, that are due the Executive in each case under the applicable termination provision of Section 5 shall constitute the entire obligation of BridgeStreet to the Executive.

                (b) Except as otherwise provided in paragraph (d), benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

                (c) Except as otherwise provided in paragraph (d), provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provisions, including without limitation the obligations of the Executive under Sections 7 and 8 hereof. The Executive recognizes that no compensation is earned after termination of employment except as provided in paragraph (d).


                (d) In the event the Executive's employment by BridgeStreet is terminated by BridgeStreet notwithstanding the terms of this
        Agreement:

                        (i) BridgeStreet shall continue to pay to the Executive his Base Salary as of the date of termination for the term of this Agreement or twelve months, whichever is longer.

                        (ii) BridgeStreet shall pay to the Executive a pro rata portion of his bonus, if any, contemplated by Section 4(b) for the calendar year in which his employment was terminated based upon the number of days in the year elapsed prior to termination.

                        (iii) BridgeStreet shall continue to provide Executive with the medical insurance coverage contemplated by Section 4(d) for the term of this Agreement or twelve months, whichever is longer.

        7.      CONFIDENTIAL INFORMATION.

                (a) The Executive acknowledges that BridgeStreet and its Affiliates will continually develop Confidential Information, that the Executive may develop Confidential Information for BridgeStreet or its Affiliates and that the Executive may learn of Confidential Information. The Executive agrees that, except as required for the proper performance of his duties for BridgeStreet, he





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


        will not, directly or indirectly, use or disclose any Confidential Information, as defined below. The Executive understands and agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for termination.

                (b) The Executive agrees that all Confidential Information which he creates or to which he has access as a result of his employment or the rendering of other services to BridgeStreet is and shall remain the sole and exclusive property of BridgeStreet. Except as required for the proper performance of his duties, the Executive will not copy any documents, tapes or other media containing Confidential Information ("Documents") or remove any Documents, or copies, from BridgeStreet's premises. The Executive will return to BridgeStreet immediately after his employment terminates, and at such other times as may be specified by BridgeStreet, all Documents and copies and all other property of BridgeStreet then in his possession or control.

        8. RESTRICTED ACTIVITIES. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of BridgeStreet and its Affiliates:

                (a) The Executive agrees that, during the term hereof and for a period of two (2) years immediately following termination of his employment (the "Non-Competition Period"), he will not, directly or indirectly, whether as an owner, partner, investor, consultant, employee or otherwise, provide services to or engage in, or undertake any planning to engage in, any type of business or enterprise in any way similar to or competitive with BridgeStreet or any of its Affiliates.

                (b) The Executive agrees that, during the term hereof, he will not undertake any outside activity, whether or not competitive with the business of BridgeStreet or any of its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to BridgeStreet or any of its Affiliates.

                (c) The Executive further agrees that during the term hereof and during the Non-Competition Period, the Executive will not, and will not assist anyone else to, (i) hire any employee of BridgeStreet or any of its Affiliates or seek to persuade any employee of BridgeStreet or any of its Affiliates to discontinue employment, (ii) solicit or encourage any customer or vendor of or lessor to BridgeStreet or any of its Affiliates to terminate or diminish its relationship with BridgeStreet or any of its Affiliates, (iii) seek to persuade any customer or prospective customer of BridgeStreet or any of its Affiliates to conduct with anyone else any business or activity that such customer or




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      prospective customer conducts or could conduct with BridgeStreet or any of its Affiliates, or (iv) call upon any prospective acquisition candidates on the Executive's own behalf or on behalf of any third party, which candidate was either called upon by the Executive or for which the Executive made or had access to an acquisition analysis for BridgeStreet.

        9. NOTIFICATION REQUIREMENT. Until four (4) weeks after the conclusion of the Non-Competition Period, the Executive shall give notice to BridgeStreet of each new business activity he plans to undertake, at least ninety (90) days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive's business relationship(s) and position(s) with such Person. The Executive shall provide BridgeStreet with such other pertinent information concerning such business activity as BridgeStreet may reasonably request in order to determine the Executive's continued compliance with his obligations under Sections 7 and 8 hereof.

        10. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of BridgeStreet and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further agrees that all goodwill of BridgeStreet and its Affiliates is their exclusive property. The Executive further acknowledges and agrees that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage would be irreparable. The Executive therefore agrees that BridgeStreet or any of its Affiliates, as the case may be, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Sections 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

        11. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use any proprietary information of a third party without such party's consent.



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        12.     DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

                (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with BridgeStreet, where control may be by either management authority or equity interest.

                (b) "Confidential Information" means any and all information of BridgeStreet or of its Affiliates that is not generally known by others with whom BridgeStreet or any of its Affiliates does, or plans to, compete or do business, including but not limited to (i) BridgeStreet's or any of its Affiliates' products and services, technical data, methods and processes, (ii) BridgeStreet's or any of its Affiliates' marketing activities and strategic plans, (iii) BridgeStreet's or any of its Affiliates' costs and sources of supply,
        (iv) the identity and special needs of BridgeStreet's or any of its Affiliates' customers and prospective customers, vendors and prospective vendors, and acquisition candidates and (v) the people and organizations with whom BridgeStreet or any of its Affiliates has business relationships and those relationships. Confidential Information also includes such information that BridgeStreet or any of its Affiliates may receive or has received belonging to customers or others who do business with BridgeStreet or any of its Affiliates.

                (c) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than BridgeStreet or any of its Affiliates.

        13. WITHHOLDING. All payments made under this Agreement shall be reduced by any tax or other amounts required to be withheld under applicable law.

        14. ASSIGNMENT. Neither BridgeStreet nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that BridgeStreet may assign its rights and obligations under this Agreement without the consent of the Executive in the event that BridgeStreet shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon BridgeStreet and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.



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


        15. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        16. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        17. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of BridgeStreet or, in the case of BridgeStreet, at BridgeStreet's principal place of business, attention of Chairman of the Board, or to such other address as either party may specify by notice to the other actually received.

        18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

        19. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of BridgeStreet.

        20. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

        21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        22. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of Ohio, without regard to the conflict of laws principles thereof. Each party hereby agrees to submit himself or itself to the jurisdiction of the Common Pleas Court of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for purposes of any suit, action, or other proceeding arising out of this Agreement and to the subject matter of the same, and hereby waives, and agrees not to assert, as a defense in any such suit, action, or proceeding that he or it is not subject to such jurisdiction, or that such suit, action or proceeding may not be brought or is not maintainable in such courts, or that any suit, action, or proceeding brought in any other court is not transferable to any such Ohio court.

        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Executive and BridgeStreet, by its duly authorized representative, as of the date first above written.



EXECUTIVE:                     BRIDGESTREET INTERNATIONAL INC.



 /s/ Mark D. Gagne             By: /s/ Paul M. Verrochi
-------------------------          --------------------------------------
Mark D. Gagne                      Name: Paul M. Verrochi
                                   Title: Chairman of the Board





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

                                                                       EXHIBIT A

                           BRIDGESTREET ACCOMMODATIONS
                           BONUS COMPENSATION PROGRAM

OBJECTIVE:      To create a bonus compensation program which drives the
                management team of BridgeStreet to build shareholder value through stock price appreciation. An effective bonus program should focus the management team to balance near term profitability with long term sales growth and new market expansion strategies.

Important variables to consider:
I.      ACHIEVING QUARTERLY EARNINGS ESTIMATES
-       Reduces stock price volatility
-       Builds credibility in the investment community/enhances stock price
- Positively impacts stock purchase component of acquisitions (i.e., higher stock price reduces the number of shares issued upon acquisition)

II.     ACCRETIVE ACQUISITIONS OF COMPANIES IN NEW AND EXISTING MARKETS
-       Positions the Company for long term growth in sales and profitability
-       Promotes regional cross sell capabilities
-       Positions BridgeStreet as a national company

III.    STOCK PRICE APPRECIATION
-       Stockholder's yardstick for measuring success

As follows is a draft bonus compensation program for the management team of BridgeStreet (percentages represent percent of total budgeted bonus $ amount):

           BONUS CRITERIA                         BONUS %         PAYMENT
           --------------                         -------         -------

Achieve qrterly earnings estimates (1st qtr)      12.5%          Annually
Achieve qrterly earnings estimates (2nd qtr)      12.5%          Annually
Achieve qrterly earnings estimates (3rd qtr)      12.5%          Annually
Achieve qrterly earnings estimates (4th qtr)      12.5%          Annually
                                                  ----
                                                  50.0%


To receive all or part of the annual bonus related to achieving quarterly earnings estimates, the annual earnings estimate must be achieved. If the annual earnings estimate is met, management will be bonused based upon each quarterly earnings estimate that is met.

ANNUAL STOCK PRICE APPRECIATION


           [BIGER]20%                        30.0%        Annually
           [BIGER]15%                        20.0%        Annually
           [BIGER]10%                        10.0%        Annually

DISCRETIONARY BASED UPON OTHER OBJECTIVE     20.0%        Annually
Examples would be: acquisitions, geographic
expansion, implementation of best practices,
installation of information systems, etc.


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


                                                                       EXHIBIT B


        "Change in Control" means the occurrence of any of the following events:
(a) BridgeStreet is a party to, or the stockholders approve, a merger, consolidation or reorganization with another corporation (other than a merger, consolidation or reorganization that would result in the voting power of the securities outstanding immediately before such merger, consolidation or reorganization to continue to represent (either by virtue of such securities remaining outstanding or being converted into securities of the surviving entity) more than 50% of the voting power immediately following such merger, consolidation or reorganization); (b) a sale of all, or substantially all, of the assets of BridgeStreet; (c) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of shares of Common Stock representing 51% or more of the voting power of BridgeStreet's then outstanding securities entitled to vote in the election of directors of BridgeStreet; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, and any new directors whose election by the Board or nomination for election by BridgeStreet's stockholders was approved by a vote of at least three-quarters of the directors then still in office who either were directors at the beginning of the period or whose selection or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (e) BridgeStreet is dissolved or liquidated; provided, however, that a change in control under clause (a), (b), (c) or (e) shall not be deemed to be a Change in Control as a result of an acquisition of securities of BridgeStreet (or, in the case of clause (e), assets of BridgeStreet or securities of a successor to BridgeStreet) by an employee benefit plan maintained by BridgeStreet (or, in the case of clause (e), a successor) for its employees.

                                                                       EXHIBIT C

                                  MARK D. GAGNE
            EMPLOYMENT AGREEMENT WITH BRIDGESTREET INTERNATIONAL INC.
                            MOVING EXPENSES ADDENDUM


BridgeStreet International Inc. ("BridgeStreet") will reimburse Mark D. Gagne ("Gagne") for the following moving expenses in conjunction with his employment as Chief Financial Officer of BridgeStreet and relocation to Cleveland:


HOME-SALE ASSISTANCE EXPENSES TO INCLUDE:

- Real estate brokers commission for Gagne home at One Sheffield Circle, Andover, MA.
- Closing costs to include all expenses incurred for the sale of Gagne home at One Sheffield Circle, Andover, MA.
- Third party home buyout of Gagne home at One Sheffield Circle, Andover, MA (if necessary) valued at the average of two appraisals.

HOME-BUYING ASSISTANCE EXPENSES TO INCLUDE:

- House hunting trips/expenses including lodging, meals, baby-sitting, laundry, telephone, transportation, etc. for Gagne and his family.
- Home-buying expenses including legal fees, loan application fees, loan origination fees, state transfer taxes, home inspection fees, pre-purchase property appraisal, escrow fees, radon-testing and any other actual expenses incurred in conjunction with the purchase of a new home.

RELOCATION EXPENSES TO INCLUDE:

- Family relocation expenses for air travel, rental car, hotel or motel and meals
- Transportation of household goods - pickup and delivery, packing and unpacking
-       Transportation of automobiles
- Any miscellaneous expenses incurred as a result of Gagne's move to Cleveland.




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